Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

FY 2022: Strongest topline growth since the Company went public

Q4 shows significant improvement in operations

Ennis start-up is on-track

SECAUCUS, N.J. – February 27, 2023 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights Compared to Prior Year Period

●	Net sales of $165.8 million, an increase of 43.1%
●	Net loss of $2.9 million, compared to net loss of $9.3 million
●	Adjusted EBITDA of $18.8 million, compared to $7.6 million [1]

2022 Financial Highlights Compared to Prior Year

●	Net sales of $595.3 million, an increase of 39.9%
●	Net loss of $59.5 million compared to a net loss of $29.7 million
●	Adjusted EBITDA of $20.1 million compared to $35.0 million [1]

“We had a very strong finish to 2022. Between record net sales growth, improved performance on quality and logistics, and a strong start-up of our Ennis Kitchen, we were able to exceed our guidance and build a strong foundation for 2023," commented Billy Cyr, Freshpet's Chief Executive Officer. "With the Ennis Kitchen now on-line, we finally have enough capacity to meet the growing demand for Freshpet. That will enable us to focus on driving our operational improvements and margin enhancement under our Fresh Future plan while finally having the ability to fully leverage our marketing, innovation, and distribution capabilities. That will enable us to continue building the Freshpet franchise and deliver on our long-term growth and profitability goals."

Fourth Quarter 2022

Net sales increased 43.1% to $165.8 million for the fourth quarter of 2022 compared to $115.9 million for the fourth quarter of 2021. Net sales for the fourth quarter of 2022 were driven by pricing, velocity, distribution gains and innovation.

Gross profit was $45.7 million, or 27.6% as a percentage of net sales, for the fourth quarter of 2022, compared to $41.2 million, or 35.6% as a percentage of net sales, in the prior year period. For the fourth quarter of 2022, Adjusted Gross Profit was $54.8 million, or 33.0% as a percentage of net sales, compared to $47.0 million, or 40.6% as a percentage of net sales, in the prior year period. The decreases in gross profit and Adjusted Gross Profit as a percentage of net sales were primarily due to increased plant start-up cost, inflation of ingredient cost and labor, and quality issues, partially offset by increased pricing. Beginning with the third quarter of 2022, the Company is no longer adding back plant start-up expense in its calculation of Adjusted Gross Profit, which for the fourth quarter represented $8.0 million. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $47.8 million for the fourth quarter of 2022 compared to $48.9 million in the prior year period. As a percentage of net sales, SG&A decreased to 28.8% for the fourth quarter of 2022 compared to 42.2% in the prior year period. The decrease in SG&A as a percentage of net sales was a result of decreased media spend in 2022 of $10.1 million, decreased logistics cost as a percentage of net sales, and increased leverage on sales volume, slightly offset by cost associated with implementing a new ERP system. Adjusted SG&A for the fourth quarter of 2022 was $37.2 million, or 22.4% as a percentage of net sales, compared to $39.5 million, or 34.1% as a percentage of net sales, in the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $2.9 million for the fourth quarter of 2022 compared to net loss of $9.3 million for the prior year period. The decrease in net loss was due to higher net sales, increased gross profit and decreased SG&A.

1 Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measure to the closest comparable GAAP measures.

Adjusted EBITDA was $18.8 million, or 11.3% as a percentage of net sales, for the fourth quarter of 2022, compared to $7.6 million, or 6.5% as a percentage of net sales, in the prior year period. The increase in Adjusted EBITDA was a result of higher net sales, increased Adjusted Gross Profit and decreased Adjusted SG&A expense.

Full Year 2022

Net sales increased 39.9% to $595.3 million for the full year ended December 31, 2022, compared to $425.5 million in the prior year. The increase in net sales was driven by pricing, velocity, distribution gains and innovation.

Gross profit was $186.0 million, or 31.2% as a percentage of net sales, for the full year ended December 31, 2022, compared to $162.1 million, or 38.1% as a percentage of net sales, in the prior year. For the full year ended December 31, 2022, Adjusted Gross Profit was $214.1 million, or 36.0% as a percentage of net sales, compared to $184.6 million, or 43.4% as a percentage of net sales, in the prior year. The decreases in gross profit and Adjusted Gross Profit as a percentage of net sales were primarily due to increased plant start-up cost, inflation of ingredient cost and labor, and quality issues, partially offset by increased pricing.

Selling, general and administrative expenses ("SG&A") were $238.0 million, for the full year ended December 31, 2022, compared to $186.8 million in the prior year. As a percentage of net sales, SG&A decreased to 40.0% for the full year ended December 31, 2022, compared to 43.9% in the prior year. The decrease in SG&A as a percentage of net sales was a result of increased leverage on sales volume, decreased media expenses as a percentage of net sales, slightly offset by cost associated with implementing a new ERP system. Adjusted SG&A for the full year ended December 31, 2022, was $195.7 million, or 32.9% as a percentage of net sales, compared to $149.7 million, or 35.2% as a percentage of net sales, in the prior year period.

Net loss was $59.5 million for the full year ended December 31, 2022, compared to a net loss of $29.7 million for the prior year. The increase in net loss was due to increased SG&A, which includes increased media spend of $16.6 million and increased plant start-up cost of $21.2 million, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $20.1 million, or 3.4% as a percentage of net sales, for the full year ended December 31, 2022, compared to $35.0 million, or 8.2% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense (including $4.1 million of launch expense) partially offset by higher net sales and Adjusted Gross Profit (including $26.1 million of plant start-up expense).

Balance Sheet

As of December 31, 2022, the Company had cash and cash equivalents of $132.7 million with no debt outstanding.

Outlook

For full year 2023, the Company is providing the following guidance:

•	Net sales of ~$750 million, an increase of ~26% from 2022.
•	Adjusted EBITDA of at least $50 million.
•	Capital expenditures for 2023 of ~$240 million.

The Company does not provide guidance for the GAAP measure most directly comparable to Adjusted EBITDA, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, February 27, 2023, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through March 13, 2023. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13736375.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

http://www.tiktok.com/@Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements, including statements relating to our long-term capacity planning and guidance with respect to, net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit
●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
●	Adjusted SG&A
●	Adjusted SG&A as a % of net sales
●	EBITDA
●	Adjusted EBITDA
●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment, COVID-19 expenses and organization changes designed to support long-term growth objectives.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment, COVID-19 expenses and organization changes designed to support long-term growth objectives. Beginning with the period ended September 30, 2022, the Company is no longer adding back launch expenses and plant start-up expense in its calculation of non-GAAP financial measures. This change is part of a renewed focus on capital efficiency, that will provide greater clarity on our path toward generating positive net income as the business scales further following our planned capacity additions.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Investor Contact:

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,735	$72,788
Accounts receivable, net of allowance for doubtful accounts	57,572	34,780
Inventories, net	58,290	35,574
Prepaid expenses	9,778	5,834
Other current assets	3,590	1,349
Total Current Assets	261,965	150,325
Property, plant and equipment, net	800,586	583,922
Deposits on equipment	3,823	4,100
Operating lease right of use assets	5,165	6,537
Equity method investment	25,418	25,856
Other assets	28,426	13,670
Total Assets	$1,125,383	$784,410
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$55,088	$42,612
Accrued expenses	33,016	14,950
Current operating lease liabilities	1,510	1,384
Total Current Liabilities	$89,614	$58,946
Long term operating lease liabilities	4,200	5,710
Total Liabilities	$93,814	$64,656
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,051 issued and 48,037 outstanding on December 31, 2022, and 43,449 issued and 43,435 outstanding on December 31, 2021	48	43
Additional paid-in capital	1,325,524	955,710
Accumulated deficit	(295,117)	(235,623)
Accumulated other comprehensive income (loss)	1,370	(120)
Treasury stock, at cost — 14 shares on December 31, 2022 and on December 31, 2021	(256)	(256)
Total Stockholders' Equity	1,031,569	719,754
Total Liabilities and Stockholders' Equity	$1,125,383	$784,410

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)

NET SALES	$165,833	$115,869	$595,344	$425,489
COST OF GOODS SOLD	120,124	74,654	409,311	263,343
GROSS PROFIT	45,709	41,216	186,033	162,146
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	47,775	48,854	238,016	186,809
LOSS FROM OPERATIONS	(2,066)	(7,638)	(51,983)	(24,663)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	1,217	18	1,710	13
Interest Expense	(1,148)	(650)	(5,208)	(2,882)
	70	(632)	(3,498)	(2,869)
LOSS BEFORE INCOME TAXES	(1,997)	(8,271)	(55,481)	(27,532)
INCOME TAX EXPENSE	159	114	282	162
LOSS ON EQUITY METHOD INVESTMENT	762	881	3,731	2,005
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,918)	$(9,265)	$(59,494)	$(29,699)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$595	$(214)	$1,490	$(40)
Unrealized loss on available for sale investments	(271)	-	-	-
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	324	(214)	1,490	(40)
TOTAL COMPREHENSIVE LOSS	$(2,594)	$(9,479)	$(58,004)	$(29,740)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.06)	$(0.21)	$(1.29)	$(0.69)
-DILUTED	$(0.06)	$(0.21)	$(1.29)	$(0.69)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	48,011	43,399	46,191	42,931
-DILUTED	48,011	43,399	46,191	42,931

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2022	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(59,494)	$(29,699)	$(3,188)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Provision for (gains) loss on accounts receivable	(20)	29	(23)
Loss on disposal of equipment	396	538	1,805
Share-based compensation	26,092	24,998	10,925
Inventory obsolescence	3,455	349	232
Depreciation and amortization	34,555	30,468	21,125
Amortization of deferred financing costs and loan discount	795	1,212	834
Change in operating lease right of use asset	1,372	1,329	1,289
Loss on equity method investment	3,731	2,005	—
Changes in operating assets and liabilities:
Accounts receivable	(32,993)	(16,371)	166
Inventories	(26,171)	(16,804)	(6,808)
Prepaid expenses and other current assets	(435)	(2,891)	9,437
Other assets	(3,141)	(7,899)	(719)
Accounts payable	(3,063)	14,958	(5,922)
Accrued expenses	13,078	(273)	(6,762)
Other lease liabilities	(1,384)	(1,302)	(1,198)
Net cash flows (used in) provided by operating activities	(43,227)	647	21,193
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(19,840)	—	(20,000)
Proceeds from maturities of short-term investments	19,840	—	20,000
Investments in equity method investment	(3,293)	—	(27,894)
Acquisitions of property, plant and equipment, software and deposits on equipment	(230,071)	(322,099)	(134,568)
Net cash flows used in investing activities	(233,364)	(322,099)	(162,462)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	337,508	332,172	252,062
Proceeds from exercise of options to purchase common stock	471	2,271	5,441
Tax withholdings related to net shares settlements of restricted stock units	(1,441)	(4,187)	(2,568)
Proceeds from borrowings under Credit Facility	78,000	—	20,933
Repayment of borrowings under Credit Facility	(78,000)	—	(76,000)
Fees paid in connection with financing agreements	—	(3,263)	(824)
Net cash flows provided by financing activities	336,538	326,993	199,044
NET CHANGE IN CASH AND CASH EQUIVALENTS	59,947	5,541	57,775
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	72,788	67,247	9,472
CASH AND CASH EQUIVALENTS, END OF PERIOD	$132,735	$72,788	$67,247

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Dollars in thousands)
Gross Profit	$45,709	$41,216	$186,033	$162,146
Depreciation expense	6,566	4,649	20,774	16,545
Non-cash share-based compensation	2,505	1,182	7,293	4,152
COVID-19 expense (a)	—		—	1,753
Adjusted Gross Profit	$54,780	$47,046	$214,100	$184,596
Adjusted Gross Profit as a % of Net Sales	33.0%	40.6%	36.0%	43.4%

(a)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Dollars in thousands)
SG&A expenses	$47,775	$48,854	$238,016	$186,809
Depreciation and amortization expense	3,565	3,330	13,781	13,923
Non-cash share-based compensation	3,178	5,300	18,799	20,846
Loss on disposal of equipment	193	482	396	1,000
Enterprise Resource Planning (a)	3,613	256	8,558	1,379
COVID-19 expense (b)	—	—	—	5
Organization changes (c)	—	—	734	—
Adjusted SG&A Expenses	$37,227	$39,486	$195,748	$149,656
Adjusted SG&A Expenses as a % of Net Sales	22.4%	34.1%	32.9%	35.2%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic included in SG&A.

(c)

Represents transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Dollars in thousands)
Net loss	(2,918)	$(9,265)	$(59,494)	$(29,699)
Depreciation and amortization	10,131	7,979	34,555	30,468
Interest expense	1,148	650	5,208	2,882
Income tax expense	159	114	282	162
EBITDA	$8,520	$(523)	$(19,449)	$3,813
Loss on equity method investment	$762	$881	$3,731	$2,005
Loss on disposal of equipment	193	482	396	1,000
Non-cash share-based compensation	5,683	6,482	26,092	24,998
Enterprise Resource Planning (a)	3,613	256	8,558	1,379
COVID-19 expense (b)	—	—	—	1,758
Organization changes (c)	—	—	734	—
Adjusted EBITDA	$18,771	$7,578	$20,062	$34,953
Adjusted EBITDA as a % of Net Sales	11.3%	6.5%	3.4%	8.2%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic included in SG&A.

(c)

Represents transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

Prior to September 30, 2022 the Company presented for the following items as adjustments to its non-GAAP metrics. Those details are provided again here for your convenience and for consideration in making comparisons to prior periods:

	FY 2022	FY 2021	FY 2020
	(Dollars in thousands)
Plant start-up expense	$26,089	$4,868	$5,962
Launch expense	4,116	3,130	3,421

	Three Months Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands)
Plant start-up expense	$8,033	$8,015	$5,293	$4,748	$1,306	$588	$1,130	$1,843
Launch expense	1,438	1,542	504	632	819	562	1,018	731